Exhibit 23.2
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


     We consent to the incorporation by reference in this registration statement of EIS International, Inc., on Form S-8 of our report dated January 27, 1999 with respect to the consolidated balance sheets of EIS International, Inc., and subsidiaries as of December 31, 1997 and 1998 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Annual Report on Form 10-K of EIS International, Inc. for the fiscal year ended December 31, 1998.

                                                              KPMG LLP



McLean, Virginia
June 18, 1999